                                MASTER AGREEMENT

    THIS AGREEMENT, made as of this 18th day of April, 1996 by and among:

FIDELITY HOLDINGS, INC., a Nevada corporation having its principal place of business located at 144-15 Union Turnpike, Flushing, New York 11367 (hereinafter "FIDELITY")

                                      AND

The following related parties, jointly and severally, as relevant and applicable under the circumstances:

1) ZVI BARAK, Ph.D., an adult individual residing at 204 Franklin Avenue, Thornhill, Ontario L4J 7L3 (hereinafter "ZB"), and

2) SARAH BARAK, an adult individual residing at 204 Franklin Avenue, Thornhill, Ontario L4J 7L3 (hereinafter "SB"), and

3) 786710 ONTARIO LIMITED, an Ontario provincial corporation having its principal place of business located at 1110 Finch Avenue W., Suite 906, Downsview, Ontario M3J 2T2

together with its sole, operating division, "Info Systems" (hereinafter collectively "786710")

WITNESSETH THAT:

     WHEREAS, ZB, SB and 786710 have developed certain software and telecommunications systems, in conjunction with certain hardware, to provide voice processing and telecommunications services, including long distance and international long distance telecommunications, known generally as "TALKIE" AND "TALKIE-GLOBE", and have been engaged in business selling such software and systems;

     WHEREAS, ZB, SB and 786710 have developed certain software and accounting systems, known as "Business Control Software" or "BCS" and have been engaged in business selling such software and systems;

     WHEREAS, FIDELITY desires to purchase all of the issued and outstanding shares of the capital stock of 786710 so as to acquire the rights to TALKIE/TALKIE-GLOBE and BCS and the businesses of selling, servicing and supporting such software and systems and the parties entered into a Memorandum of Intent on December 15, 1996, which Memorandum of Intent contemplated a further, formal document, which this Agreement is intended to constitute;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

                                       I

                               PURCHASE AGREEMENT

1. (a) FIDELITY desires to acquire all of the rights, titles and interests in and to all of the issued and outstanding capital stock of 786710 in order to acquire TALXIE/TALKIE-GLOBE and BCS and the business of selling such software and systems and providing support and maintenance services for such software. To accomplish such intent, FIDELITY hereby purchases from ZB and SB all of the issued and outstanding capital stock of 786710. ZB and SB hereby sell, transfer and assign all of the issued and outstanding capital stock of 786710 to FIDELITY. Such stock consists of 120 shares of Common Stock, which ZB and SB represent and warrant are all of the issued and outstanding shares of capital stock of 786710.

(b) ZB and SB represent and warrant (i) that prior to this Agreement, all rights, title and interests in and to TALKIE/TALKIE-GLOBE and BCS not already owned by 786710 have been irrevocably transferred and assigned, without reservation or limitation, to 786710 and (ii) that by purchasing all of the capital stock of 786710, FIDELITY has purchased the entity owning all of the software and systems and all of the business of selling such software and systems. This sale of 786710 does not include the subsidiary of 786710, Barak, Computers, Inc. d/b/a "Informatic Systems, Inc" as provided in sub-paragraph (d) following.

(c) Pursuant to the Letter of Intent, ZB has made distribution of certain of 786710's asssts. At Closing, ZB shall deliver to FIDELITY a list of those assets remaining in 786710 which remain the property of 786710. Such list shall be attached hereto and made a part hereof and marked as Schedule A. Assets not listed on such Schedule shall be deemed to have been distributed.

(d) One of the assets distributed by ZB from 786710 is its former subsidiary, Barak Computers, Inc., d/b/a "Informatic Systems", an Ontario provincial corporation. ZB and SB represent and warrant that Barak Computers, Inc. has been inactive for several years, has had no material business activities, has no assets, has no right, title or interest in or to TALKIE/TALKIE-GLOBE and/or BCS, and shall not be reactivated nor used to conduct business.

(e) The large desk and related furniture used by ZB, together with the computer, other hardware deemed necessary and utilized by ZB, and software utilized by ZB, although property of 786710, shall be moved by FIDELITY to the FIDELITY research and development facility being opened in Israel where such furniture, computer hardware and software shall be used by ZB. FIDELITY shall bear all expenses for disassembling, shipping, delivering and re-assembling such furniture, computer, hardware and software.

(f) Among the assets being distributed to ZB are: (i) certain tax credit distributions for prior R&D from the federal and provincial governments in the estimated amount of $86,620 plus accrued interest; (ii) an insurance claim arising out of the burglary in September, 1995 in the estimated amount of $70,000; (iii) all cash in the corporate bank accounts; and (iv) the collections actually received from existing receivables to the extent that such receivables exceed all payables, including accounts payable, current and long term debt (if any), accrued tax liabilities and accrued employee compensation for the current period to the date of Closing (excluding vacation and severance). 786710 shall direct its accountants to determine the full extent of all its payables, liabilities and accruals as at April 18, 1996 (Closing) and to complete such determination by June 30, 1996. Assuming that such determination has been completed by June 30, 1996, distribution of the excess receivables shall be made on or before July 5, 1996. If such determination has not been completed by June 30, 1996, then distribution shall be made on or before the third business day following completion of the determination. The parties acknowledge that no liability is being recognized for accrued employee benefits, including specifically vacation time and severance benefits and for continuing program service and support obligations.

(g) ZB and SB represent and warrant that 786710 has no accounts payable, debts, liabilities or unpaid expenses other than those shown on Schedule B, attached hereto and made a part hereof by reference. They further represent and warrant that they do not know of any claim or threatened claim against 786710 or its business or its assets, other than the requirements of on-going product support, except as disclosed on Schedule C, attached hereto and made a part hereof by reference. The debts and liabilities shown on Schedule B and the liabilities for the claims shown on Schedule C are deemed distributed to ZB and SB and it shall be their responsibility to pay and/or settle such debts and liabilities in full as provided in subparagraph (f) above with respect to receivables. In the event of any claim by a third party, after Closing, of any debt, expense, payable or liability owing to such third party by 786710, for which ZB and SB are responsible pursuant to Paragraph 7 whether or not shown on Schedule B or Schedule C, the provisions of Paragraphs 7 and 8 below shall apply.

2. (a) 786710 hereby confirms that it has acquired all of the rights, titles and interests of ZB and SB in and to TALKIE, TALKIE-GLOBE and BCS and the business of selling such software and systems, and the business of supporting and maintaining such software, to the extent not owned by it previously. ZB and SB hereby confirm that they have sold, transferred and assigned their entire rights, titles and interests in and to TALKIE, TALKIE-GLOBE and BCS, if any, to 786710. ZB and SB represent and warrant that ZB and SB are the sole creators of such software, that 786710 is the owner of all (100%) of the ownership rights to TALKIE, TALKIE-GLOBE and BCS, without reservation, that there is no adverse claim of inventorship, development or ownership of TALKIE, TALKIE-GLOBE or BCS, and that there are no security interests, liens, encumbrances, mortgages, charges, or (other than shown on Schedule C) claims against (i) TALKIE, TALKIE-GLOBE and BCS, or (ii) ZB, SB and/or 786710 with respect to TALKIE, TALKIE-GLOBE and/or BCS. In the event of any question about the prior development and transactions, 786710 hereby buys and ZB and SB hereby sell (quitclaim) to 786710 their entire rights, titles and interests in and to TALKIE, TALKIE-GLOBE and BCS and the related businesses. In the event of any claim by a third party, after Closing, to any right, title or interest in or to the software and systems, TALKIE, TALKIE-GLOBE and/or BCS, or to inventorship or development rights therein, the provisions of Paragraphs 7 and 8 below shall apply.

(b) ZB and SB represent that 786710 is the sole owner of TALKIE, TALKIE-GLOBE and BCS and further represent that 786710 is the sole owner of all of the following property and assets:

            (i) all modules of TALKIE, including but not limited to voice mail, fax processing, automated attendant, multiple branch audiotex, outcalling, order entry, credit card charging, and inband signaling;

            (ii) all applications of TALKIE (including all modules), including but not limited to Talkie-Conference, Talkie-Dating, Talkie-Gen, etc.;

            (iii) TALKIE-GLOBE, including all modules and applications relating to such and including but not limited to all international long distance telecommunications modules, a private lines and applications;

            (iv) The Trademarks for "TALKIE", "B.C.S. SOFTWARE" and
      "INFOSYSTEMS";

            (v) BUSINESS CONTROL SOFTWARE or BCS, including all modules and applications; and

            (vi) Any and all so-called "Hardware Signature"s to permit integration of the software with the hardware, to the extent currently controlled.

 (c) ZB and SB represent that 786710 is the owner of all source codes, object codes, documentation, diagrams, work papers, blue prints, hardware signatures, etc. relating to TALKIE and BCS, such that 786710 shall have the most current versions of TALKIE and BCS, including all current updates, revisions and enhancements. ZB and SB represent and warrant that:

      (i) aside from the copies delivered to FIDELITY at Closing, there are no other copies of the source codes, object codes, and hardware signatures, in existence or in the possession of any other person except employees of 786710, and in the case of employees of 786710, ZB and SD have no knowledge that any employee has any such copies; and

     (ii) they have no knowledge of any other software, programs, systems, source codes, object codes or hardware signatures belonging to or developed by 786710 and/or its subsidiary.

(d) Attached hereto as Schedule D and made a part hereof by reference is a listing of all modules and applications of TALKIE, TALKIE-GLOBE and BCS currently available.

3. (a) In consideration of the sale by ZB and SB of their stock interests in 786710, FIDELITY agrees to pay the sum of Seven Hundred Fifty Thousand Dollars (US$750,000) as follows:

      (i) Upon execution of this formal agreement, US$10,000 by application of the deposit made upon execution of the Memorandum of Intent of December 15, 1995;

      (ii) At Closing, which shall be hold immediately following execution of this formal agreement, US$340,000;

      (iii) On or before August 8, 1996 (the second Thursday of the fourth month after Closing, US$100,000; and

      (iv) US$300,000, to be paid in twenty (20) equal monthly installments of US$15,000, of which the first installment shall be paid on September 12, 1996 and the subsequent payments shall be paid on the second Thursday of each successive month for nineteen successive months.

(b) All payments shall be made by certified check, cashier's check, treasurer's check, bank check or by electronic funds transfer (bank wire) routed as directed by ZB.

(c) Until all required payments have been made hereunder and under the Employment Agreement which is attached hereto, FIDELITY shall not sell, transfer, assign or otherwise dispose of the purchased software or trademark, except to a controlled subsidiary of FIDELITY (e.g., Computer Business Sciences, Inc.), which subsidiary shall be subject to the security interest provided in Paragraph 4 following.

4. (a) As collateral for FIDELITY'S promise to pay the balance of the purchase price, FIDELITY and 786710 hereby jointly and severally grant to ZB and SB a security interest in and to: (i) the shares of 786710 sold hereunder; (ii) the software and modules/applications constituting TALKIE, TALKIE-GLOBE and BCS; and
(iii) the TALKIE and B.C.S. SOFTWARE and INFOSYSTEMS trademarks; and hereby pledge such assets to ZB and SB. FIDELITY shall execute, acknowledge and deliver in recordable form such documents pursuant to the Ontario Personal Property Security Act and Article

9 of the New York Uniform Commercial Code, as applicable. FIDELITY intends to transfer the stock of 786710 and/or the assets of 78610 to its wholly-owned subsidiary, Computer Business Sciences, Inc. ("CBS"). CBS shall execute acknowledge and deliver in recordable form such documents pursuant to the Ontario Personal Property Security Act and Article 9 of the New York Uniform Commercial Code, as applicable. In the event of any permitted further transfer by FIDELITY to another subsidiary, such subsidiary shall execute, acknowledge, deliver and file, at FIDELITY's expense, such additional documents as may be necessary or desirable to perfect the security interest in the assets transferred.

(b) In order to provide for (i) perfection of the security interest in and to the shares of 786110 and (ii) for expeditious delivery of collateral and assignments in the event of default and foreclosure, the parties hereby appoint Aaron Grubner, 5140 Yonge Street, Suite 1540, North York, Ontario, M2N 6L7 as the Bailee and Escrow Agent to hold the following pursuant to a separate Pledge & Security Agreement:

     (i) certificate(s) for the 120 shares of 786710 sold to FIDELITY pursuant to this Agreement;

     (ii)  executed blank stock powers for the certificate(s) so pledged;

     (iii) executed Bill of Sale and Assignment to SB of the BCS
                                       11

          SOFTWARE trademark as well as the BCS software and all modules and applications thereof, and all Hardware Signatures(s);


     (iv) executed Bill of Sale and Assignment to ZB and SB of the TALKIE/TALKIE-GLOBE and INFOSYSTEMS trademarks, software, modules, applications, etc. and all Hardware Signature(s); and

     (v) executed Bill of Sale and Assignment to the assets of 786710 as set forth on Schedule A.

(c) At Closing, the "Hardware Signature"s for integration of the software with the hardware shall be confidentially delivered by ZB and shall be inspected by FIDELITY to confirm its existence and accuracy, after which both parties shall jointly place such "Hardware Signature"s in a sealed envelope, signed by both across the seal. FIDELITY shall place such envelope in a corporate safe deposit box to which access is limited only to two directors of FIDELITY, Doron Cohen and Bruce Bendell, and then they are to have access only if and when there is a need for access to such "Hardware Signaturer"s. Determination of the need shall be made reasonably. At no time prior to completion of the payments owing to ZB and/or SB hereunder and all payments having been made as required under the Employment Agreement which is attached hereto, shall FIDELITY or either of the two authorized directors open such envelope except in the event of an emergency requiring such access. It is the specific intent of the parties to safeguard such "Hardware Signature"s so as to preserve the value of the collateral hereunder.

(d) If ZB and/or SB foreclose any security interest hereunder, FIDELITY and any subsidiary then owning or using the property in which the security interest has been foreclosed shall discontinue the use of such property except as required for continuing product support and maintenance as provided herein. Upon any such foreclosure, FIDELITY shall promptly notify ZB in writing of those customers entitled to continuing support and maintenance. ZB shall assume the continuing support and maintenance of those customers as ZB shall, in his sole discretion, select. FIDELITY may continue the use of the foreclosed property only for continuing support of FIDELITY's direct line customers (the "Direct Line Customers") and for those other customers of FIDELITY whom ZB advises FIDELITY in writing that ZB does not wish to service (the "Rejected Customers"). ZB shall cause reasonable continuing product support to be provided to FIDELITY to enable FIDELITY to service the Direct Line Customers and the Rejected Customers at ZB's customary rates for similar continuing product support and, where no similar situation exists, at reasonable rates of compensation having regard to the circumstances.

5. (a) In further consideration of the sale by SB of her 60 shares of common stock of 786710, FIDELITY shall promptly issue to SB One Hundred Twenty-five Thousand (125,000) shares of its Common Stock, ownership to which shall vest as provided below. The purpose of immediate issuance is to establish SB as a stockholder as of April 18, 1996, subject to such subsequent vesting, for purposes of dividends, stock splits, and other capital transactions. SB represents and warrants that she is acquiring such shares for personal investment purposes and not with a view to resale or distribution; the certificates for such shares shall bear legends on the face thereof indicating
(i) that such shares have not been registered under the Securities Act of 1933 and are restricted as to further transfer; and (ii) that such shares are subject to the vesting provisions and the collateral offset provisions of this Agreement.

(b) Ownership to the 125,000 shares shall vest at the rate of Twenty-five Thousand (25,000) shares at the end of the first year after Closing, Fifty Thousand (50,000) shares at the end of the second year after Closing, and Fifty Thousand (50,000) shares at the end of the third year after Closing. The certificates for such shares shall bear a legend on the face thereof indicating that such shares have not vested and cannot be sold, transferred, assigned or otherwise disposed of until and unless they have vested.

(c) During the three year vesting period, as shares shall vest, SB may, subject to restrictions imposed by applicable securities laws and regulations, sell, transfer, assign or otherwise dispose of the vested shares. SB may not sell, transfer, assign or otherwise dispose or any shares not vested.

(d) During the three year vesting period, all dividends shall be paid to SB subject to restriction to the extent that they are paid with respect to shares not yet vested. As shares shall vast, all accrued dividends with respect thereto shall vest also. Stock splits shall also follow the status of the original shares; i.e., vested or unvested.

6. In connection with the sale, transfer and assignment of the stock of 786710 to FIDELITY, ZB and SB represent and warrant, jointly and severally, to FIDELITY, as follows:

(a) 786710 is as of the date of this Agreement, validly existing corporation duly organized pursuant to the laws of the Province of Ontario, with all legal and corporate authority and power to conduct its businesses as now being conducted and to own its properties and to the best of ZB's and SB's knowledge it possesses all necessary permits and licenses required in connection with the conduct of its businesses.

(b) The conduct of the present businesses of 786710 is to the best of ZB's and SB's knowledge in full compliance with all applicable Canadian, provincial and local governmental statutes, rules, regulations, ordinances and decrees.

(c) Pursuant to its Articles of Incorporation as amended 786710 is authorized to issue an unlimited number of shares of Class A, Class B and Class C Preference Stock without par value none of which shares are presently issued and outstanding and an unlimited number of shares of Common Stock, of which 120 shares are presently issued and outstanding. There are no other authorized or outstanding securities of any class or of any kind or character of the corporation and, there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the corporation, to issue or to sell any additional shares of stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

(d) Upon transfer of the 120 shares of Common Stock of 786710 to FIDELITY, FIDELITY will become the owner of 100% of 786710's authorized, issued and outstanding Common Stock.

(e) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under: the Articles of Incorporation or By-Laws of 786710; any indenture, other agreement or instrument to which the corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

(f) 786710 is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor has the corporation made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

(g) 786710 is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment. Attached hereto as Schedule "E" is a list of all OEM contracts in effect.

(h) 786710 has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed, in correct form; all Canadian, provincial and local income, franchise, sales, use, VAT, occupation or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of the company; and 786710 is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against 786710.

(i) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to 786710, which might result in a material adverse change in the future financial condition or operations of 786710 other than as previously disclosed to FIDELITY on Schedules "B" and "C" or reflected in 786710's tax returns statements provided to FIDELITY.

(j) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

(k) No transactions have be en entered into either by or on behalf of 786710, other than in the ordinary course of business.

(1) The entering into of this Agreement and the performance there of has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.

(m) TALKIE/TALKIE-GLOBE and BCS, as presently constituted and in the configurations sold to FIDELITY are warranted to be as represented in 786710's and INFOSYSTEM's brochures and sales materials, including specification sheets as delivered to FIDELITY during the negotiations of this Master Agreement and, given the intended purposes for such software and systems, are fit for such purposes, including specifically the handling of telephone calls; however, this warranty is to FIDELITY only and is not intended for the benefit of third parties and no third party liability shall be derived from this warranty. There shall be no liability on the part of ZB or SB in respect of any breach of this warranty other than the obligation on the part of ZB to use reasonable efforts to rectify any matter which does not comply with this warranty, as part of ZB's employment as contemplated in this Master Agreement and in the Employment Agreement which is attached hereto.

The foregoing representations, warranties and agreements shall be true and correct as of Closing. Such representations, warranties and agreements shall survive the Closing until December 31, 1997. None of such representations, warranties and agreements contain, or shall contain as of Closing, any false or misleading statement of a material fact, or omit, as of Closing, to state any material fact necessary in order to make the representations, warranties and agreements not misleading.

7. In the event of any claim by FIDELITY, for any amounts actually paid by FIDELITY in accordance with paragraph 8 below, after Closing, based upon:

     (i) a shortfall in the payment of payables, accruals, debts and liabilities; or

     (ii) a claim to be paid by ZB and/or SB as provided in Paragraph 8 below;

FIDELITY may offset such amount against amounts owing to ZB and/or SB hereunder (e.g., payables, cash) or against the stock not yet vested under Paragraphs 5, above, and 12, below. FIDELITY shall not have a right of offset against the compensation being paid to ZB under the separate Employment Agreement.

8. In the event of any claim by a third party, after Closing, the following provisions shall apply:

(a) In the event that the claim is for payment of any debt, expense, payable or liability, including product liability, by 786710, alleged to have existed prior to Closing, or arising out of events which are alleged to have occurred prior to Closing, FIDELITY shall immediately notify ZB and SE of such claim and ZB and/or SB shall investigate such claim, determine its validity, and determine whether it occurred prior to or after Closing. If it occurred prior to Closing, ZB and SB shall be responsible for payment or settlement of such claim and ZB and SB hereby indemnify FIDELITY and 786710 against, and agree to hold FIDELITY and 786710 harmless from any such claim, including legal fees and costs associated therewith. If it occurred subsequent to Closing, ZB and/or SB shall immediately refer such claim to FIDELITY with the results of their investigation and the basis for the determination that the claim only came into existence after Closing or only arose out of events which occurred after Closing and FIDELITY shall be responsible for payment or settlement of such claim. FIDELITY and 786710 hereby indemnify ZB and SB against, and agree to hold ZB and SB harmless from any such claim, including legal fees and costs associated therewith. In the absence of cooperation from ZB and/or SB, FIDELITY may interplead ZB and/or SB or name ZB and/or SB as a third-party defendant, notwithstanding the arbitration clause of Paragraph 23 below. In the event of any adverse claim against ZB and/or SB for which responsibility is that of FIDELITY and/or 786710, ZB and/or SB shall have the right to interplead FIDELITY and/or 786710 as a third party defendant, notwithstanding the arbitration clause of Paragraph 22 below. In the event that ZB and/or SB reasonably believe that their interests are not being protected or that their interests may be adversely affected in any litigation, arbitration or proceeding then ZB, and/or SB may petition to intervene and FIDELITY shall not oppose any such petition.

(b) In the event that the claim (i) is for any right, title and/or interest in or to any of the software and systems sold hereunder, or (ii) is for any right, title and/or interest in or to TALKIE, TALKIE-GLOBE or BCS, or (iii) asserts any adverse claim of inventorship or development of such software and/or systems, or (iv) alleges infringement of any patent or intellectual property rights, FIDELITY and 78S710 shall immediately notify ZB and SB of such claim. ZB and SB shall make such investigation as they shall deem warranted and shall have the right to intervene in any suit, action, arbitration or proceeding in which such claim is asserted and to defend such claim at their expense. FIDELITY and/or 786710 shall have the right to participate in any such defense, at its expense, subject to the responsibilities of ZB and SB pursuant to their representations and warranties herein.

(c) In the event of a claim under sub-paragraph (b) above for infringement of any patent or intellectual property rights which results in a requirement that 786710 and/or FIDELITY pay a royalty or similar fee or license charge, ZB and SB shall be responsible for all such amounts up to and including April 18, 1996 and FIDELITY shall be responsible for all such amounts after April 18, 1996.

(d) In the event of any adverse claim against ZB, SB, FIDELITY and/or 786710, for which responsibility is that of ZB and/or SB, FIDELITY shall not have the right to offset any amounts against the compensation owing to ZB under Part II of this Agreement (or under the separate Employment Agreement referred to therein) except in the event of a requirement of legal process such as garnishment. However, FIDELITY shall be entitled to offset any amounts which it has actually paid in the event of a failure by ZB and/or SB to make such payment after all steps and proceedings set out in this

Paragraph 8 have been taken and completed by offsetting against any other amounts owing to ZB and SB hereunder or the royalty incentive compensation, if any, only under the Employment Agreement or by reclaiming unvested shares of FIDELITY's Common Stock issued to SB under Paragraph 5 above or to ZB under Paragraph 12 above.

9. (a) ZB and SB recognize and acknowledge that, with respect to the assets sold hereunder, their knowledge of such assets has become valuable proprietary information of FIDELITY, and that as a result of such sale and purchase that such information now constitutes unique assets of the business of FIDELITY and of which FIDELITY is the sole and exclusive owner. ZB and SB shall treat such proprietary information on a confidential basis and will not hereafter personally use or disclose all, or any part of, such proprietary information to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of FIDELITY, or except as authorized in writing by FIDELITY, publish, disclose or authorize anyone else to publish or disclose, any secret or confidential matter relating to any such proprietary information of FIDELITY. In the event of a breach, or threatened breach, by ZB or SB, of the provisions or this Paragraph, FIDELITY shall be entitled to a preliminary, temporary and permanent injunction restraining ZB and/or SB, as applicable, from disclosing in whole or in part, any such proprietary inrormation and/or form rendering any services to any person, firm, corporation, association, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting FIDELITY from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery or damages from ZB gnawed/or SB.

(b) FIDELITY recognizes that ZB and/or SB may possess proprietary information of third parties and that ZB and/or SB may have ongoing obligations to third parties with respect thereto. FIDELITY expressly requires that ZB and SB shall honor such ongoing obligations to such third parties and that neither ZB nor SB shall use, for the benefit of FIDELITY, or disclose to FIDELITY, any such proprietary information.

                                       II

                                   EMPLOYMENT

10. An integral part of FIDELITY's purchase pursuant to Part I is the availability of ZB to provide continuity and product support, while permitting FIDELITY to immediately enter the market with the products without a delay for familiarization. By a separate Employment Agreement being contemporaneously executed, FIDELITY is employing ZB as the Managing Director of R&D for the Telecommunications Division, and ZB is accepting such employment, pursuant to the terms of such Employment Agreement which is attached hereto and made a part hereof by reference. A breach by ZB of the separate Employment Agreement as provided in paragraph 17 (b) thereof shall be a breach of Part I of this Master Agreement. ZB acknowledges that his continuation with the products is critical and that a breach of his Employment Agreement as provided in paragraph 17(b) thereof could cause FIDELITY irreparable harm.

11. (a) In recognition of ZB's desire to move to Israel, promptly following Closing FIDELITY shall establish a subsidiary for R&D. Such subsidiary, if not incorporated in Israel, shall have an Israeli subsidiary for R&D. FIDELITY shall establish, in Israel, an R&D facility, utilizing Israeli government grants, credits and incentives. However, FIDELITY acknowledges that ZB is being paid outside Israel and that therefore his compensation will not be available as a component basis for any such grant, credit or incentive.

(b) ZB shall be the Managing Director of such R&D facility. At his sole expense, ZB shall move himself and his family to Israel. FIDELITY shall coordinate with ZB the opening of the R&D facility to coincide with ZB's move to Israel.

(c) FIDELITY recognizes that ZB's move to Israel may not be workable, either for ZB or for family members, for any number of possible reasons. Accordingly, ZB in his sole discretion may elect to move back to Canada or to move elsewhere. In such event, ZB and FIDELITY shall cooperate and coordinate such move to avoid breach of agreements with Israeli agencies; otherwise, such further move shall not be a breach of ZB's employment agreement. However, any such further move of ZB's family and personal effects shall be at ZB's sole expense.

(d) Regardless of any relocation, ZB and FIDELITY shall, acting reasonably, mutually coordinate the timing of such moves so as not to interrupt on-going R&D and ZB shall continue as Managing Director of R&D for FIDELITY.

(e) The R&D facility shall be funded by FIDELITY pursuant to an annual budget to be mutually-agreed between ZB and FIDELITY; it being the intent of the parties that the existence of the facility shall be maintained by FIDELITY. Such budget shall be subject to any constraints imposed by FIDELITY's financial circumstances, but at a level sufficient to meet the financial terms of the employment agreement to ZB and to maintain the agreed minimun staffing of a secretary and a programming assistant.

12. (a) As a "stock incentive", FIDELITY shall promptly issue to ZB One Hundred Twenty-five Thousand (125,000) shares of its Common Stock, ownership to which shall vest as provided below. The purpose of immediate issuance is to establish ZB as a stockholder as of March 1, 1996, subject to such subsequent vesting, for purposes of dividends, stock splits, and other capital transactions. ZB represents and warrants that he is acquiring such shares for personal investment purposes and not with a view to resale or distribution; the certificates for such shares shall bear a legend on the face thereof indicating that such shares have not been registered under the Securities Act of 1933 and are restricted as to further transfer.

(b) Ownership to the 125,000 shares shall vest at the rate of Twenty-five Thousand (25,000) shares per year, with the first year commencing as of March 1, 1996 and the first 25,000 shares vesting on February 28, 1997. The certificates for such shares shall bear a legend on the face thereof indicating that such shares have not vested and cannot be sold, transferred, assigned or otherwise disposed of until and unless they have vested.

(c) During the five year vesting period, as shares shall vest, ZB may, subject to restrictions imposed by applicable securities laws and regulations, sell, transfer, assign or otherwise dispose of the vested shares. ZB may not sell, transfer, assign or otherwise dispose or any shares not vested.

(d) During the five year vesting period, all dividends shall be paid to ZB subject to restriction to the extent that they are paid with respect to shares not yet vested. As shares shall vest, all accrued dividends with respect thereto shall vest also. Stock splits shall also follow the status of the original shares; i.e., vested or unvested.

                                      III

                                  MISCELLANEOUS

13. FIDELITY represents and warrants to ZB and SB, jointly and severally, that;

(a) FIDELITY shall maintain all existing records of 786710 for a minimum period of ten (10) years from the date of Closing and shall retain all records pertaining to any existing claim until completion of all matters pertaining to such claim. Thereafter, FIDELITY shall advise ZB and SB of those documents which it proposes to destroy. Unless the documents pertain to a contract or instrument under seal, ZB and SB shall approve destruction. If, however, the records relate to a contract or instrument under seal ZB and SB may object to destruction, in which event FIDELITY shall retain those specified records for a period of twenty-one (21) years after Closing.

(b) Until all payments to ZB and SB required to be made pursuant to Paragraph 3 above have been made in full, FIDELITY shall not issue, permit 786710 to issue, or cause 786710 to issue, any additional shares of Comon Stock, it being the intent of the parties that the 120 shares of Common Stock purchased hereunder and pledged as collateral for the payment of the purchase price shall be the only shares of 786710 issued and outstanding during such period.

(c) As shares vest in SB pursuant to Paragraph 5 above or in ZB pursuant to Paragraph 12 above, FIDELITY shall promptly advise its stock transfer agent to reissue certificates without the legend referring to vesting and offset and, under appropriate circumstances under U.S. securities laws, without the legend referring to the lack of registration. ZB and SB shall be responsible for transmittal of the appropriate legended certificates to the transfer agent together with any legal opinions regarding the removal the securities act legend which the transfer agent may require.

14. Any and all notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (or equivalent, if such is not available to a party) as follows:

        If to Zvi Barak, Sarah Barak or 786710:
                         204 Franklin Avenue
                         Thornhill, Ontario L4J 7L3
      with a copy to:
                      Aaron Grubner
                      5140 Yonge Street, Suite 1540
                      North York, Ontario M2N 6L7

       If to FIDELITY:
                      Fidelity Holdings, Inc.
                      144-15 Union Turnpike
                      Flushing, New York 11367
                      Attn: Doron Cohen, President

      with a copy to:
                      Richard C. Fox
                      3401 Lakeview Drive
                      Delray Beach, Florida 33445

or to such other addresses as the parties hereto may from time to time give written notice of to the others.

15. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to such subject matter, including specifically the Letter of Intent of December 15, 1995. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

16. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, successors and, where applicable, assigns.

17. The va iver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it/he/she may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No right or remedy conferred upon or reserved to any of the parties hereto by this Agreement shall exclude any other right or remedy, except as expressly provided herein, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity.

18. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability or the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections, or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

19. All of the legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and no party shall be obligated for any cost or expense incurred by any other party.

20. In any legal action or other proceeding involving, arising out of or in any way relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

21. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

22. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

23. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled according to the laws of the Province of Ontario by arbitration in Toronto, Ontario in accordance with the Arbitrations Act (Ontario), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The losing party shall pay all costs and fees, including reimbursement of the attorney's fees of the winning party.

24. ZB and SB shall cause to be delivered to FIDELITY when completed, financial statements audited by Doane, Raymond for the periods ended July 31, 1994, July 31, 1995 and December 31, 1995. All costs of such audits shall be borne by ZB and SB.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement on the date first above written.

                                 FIDELITY HOLDINGS, INC.
ATTEST:
                                 By Doron Cohen
                                    --------------------------
                                    DORON COHEN, President

_______________________________
Secretary